Exhibit 10.33

FORM OF CONSENT AND WAIVER

Reference is hereby made to that certain Loan Agreement (as amended, the “Loan Agreement”) dated as of December 15, 2004 executed by and among CARROLS CORPORATION, a Delaware corporation (the “Borrower”); each of the lenders which is or may from time to time become a party to the Loan Agreement, and JPMORGAN CHASE BANK, N.A., acting as Administrative Agent (“Agent”). Carrols Holdings currently intends to issue and sell, and certain stockholders of Carrols Holdings intend to sell, shares of stock of Carrols Holdings to the public pursuant to the draft Form S-1 Registration Statement (Registration No. 333-137524) provided to the Agent prior to the date hereof. The date of the closing of such transaction is herein called the “IPO Date”.

The undersigned hereby agrees as follows:

1.	The undersigned waives any Default or Event of Default arising by reason of the failure of executive management (vice president or more senior) of Borrower, BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., and/or one or more of their Affiliates, to own (and control the voting rights in respect of), in the aggregate, at least 35% of the equity interests in Carrols Holdings (on a fully diluted basis) at any time on or after the IPO Date; provided, however, that a Change of Control (hereinafter defined) occurring after the IPO Date shall constitute an Event of Default. The term “Change of Control” as used herein means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than executive management (vice president or more senior) of Borrower, BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., and/or one or more of their Affiliates, of equity interests in Carrols Holdings representing more than 35% (on a fully diluted basis) of the aggregate ordinary voting power represented by the issued and outstanding equity interests in Carrols Holdings; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Carrols Holdings by Persons who were neither (i) nominated by the board of directors of Carrols Holdings nor (ii) appointed by directors so nominated.

2.	The undersigned waives the requirement for thirty (30) days’ advance notice to Agent of a change of the name of Carrols Holdings; provided, however, that Borrower shall, within two Business Days after any such name change, notify Agent in writing of such name change and Borrower and Carrols Holdings shall, within forty-five (45) days after any such name change, take all such actions as Agent shall reasonably request in order to perfect or continue the perfection of the Liens under the Security Documents.

Terms used herein with their initial letters capitalized which are not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

EXECUTED as of	, 2006.

[fill in name of Lender]

By:

Name:

Title: